UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): January 25, 2005

                        TOR Minerals International, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

         0-17321                                          74-2081929
(Commission File Number)                      (IRS Employer Identification No.)

         722 Burleson Street
         Corpus Christi, Texas                              78402
(Address of Principal Executive Offices)                 (Zip Code)

                                 (361) 883-5591
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

___  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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                                EXPLANATORY NOTE

     This 8-K/A is filed solely to amend in its entirety Item 1.01 of TOR Minerals International, Inc.'s (the "Company") Form 8-K filed on December 22, 2004. The Company has identified the counterparty to the purchase order described below, which was omitted from the original filing in accordance with a Confidentiality Request that has been withdrawn.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2004, we agreed to accept a purchase order from Engelhard Corporation to supply them with 100% of their Aluprem requirements for 2005. The value of this purchase order is estimated to be up to $10,500,000. In addition to this purchase order, we supplied Engelhard Corporation with their Aluprem requirements for 2004 resulting in sales of approximately $4,800,000.

Either party may cancel the agreement in the event the other has failed to perform or observe the terms and conditions of the purchase order by giving ten days prior written notice. We have also agreed to indemnify Engelhard Corporation for claims, damages or expenses caused by our breach of the purchase order or our negligent, reckless or intentional acts or omissions.

On December 21, 2004, we entered into a loan agreement with Bank of America, N.A. (the "Bank"), which amended and restated our previous loan agreement with the Bank dated August 23, 2002, as amended. Under the loan agreement, the Bank has agreed to continue to provide us with a $5,000,000 revolving line of credit subject to a defined borrowing base limited to the lesser of $5,000,000 or 80% of eligible accounts receivable and 50% of eligible inventory up to a maximum of $2,850,000. The revolving loan is due on October 1, 2006. The Bank has also agreed to issue standby letters of credit for our account up to the amount available under the revolving line of credit. Our prior term loan with the Bank in the amount of $782,500 was restated under the loan agreement to the unpaid balance of $581,858.93. The term loan bears interest at 5.2% and matures on May 1, 2007. We are required to make monthly principal payments in the amount of $20,064.10. Both the revolving and the term loan are secured by our property, plant and equipment as well as inventory and accounts receivable.

The loan agreement contains covenants that, among other things, require maintenance of financial ratios based on our consolidated results of operations. The loan agreement also requires us to notify the Bank upon the occurrence of a "material adverse event," which among other items, is considered to be an event that may adversely affect our financial condition, business, properties, operations, the Bank's collateral or the Bank's ability to enforce its rights under the loan agreement and ancillary documents. Any such notification is considered an event of default under the loan agreement. Under our prior loan agreement with the Bank, the determination of an occurrence of a "material adverse event" was in the discretion of the Bank.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              TOR MINERALS INTERNATIONAL, INC.

                                              (Registrant)


Date:  January 26, 2005                       /s/ RICHARD BOWERS
                                              Richard Bowers
                                              President and CEO

Date:  January 26, 2005                       /s/ LAWRENCE W. HAAS
                                              Lawrence W. Haas
                                              Treasurer and CFO